Exhibit 99.2

Third Quarter 2019 Financial Review and Analysis 1 October 23, 2019 Supplemental Presentation Materials Unless otherwise indicated, comparisons are to the same period in the prior year. October 23, 2019 Third Quarter 2019 Financial Review and Analysis (preliminary, unaudited)

Third Quarter 2019 Financial Review and Analysis 2 October 23, 2019 Safe Harbor Statement Certain statements contained in this document are "forward - looking statements" intended to qualify for the safe harbor from liab ility established by the Private Securities Litigation Reform Act of 1995. These forward - looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and loc al economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other ri sks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in our mark ets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in cost and availability of raw mate ria ls; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive pr odu cts and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integrati on of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably - sourced products; investment in development activiti es and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementatio n o f new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber - attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of fi nan cial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangem ent s and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the U.S. Tax Cuts and Jobs Act (“TCJA” ), and regulations issued hereto, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pensio n, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection an d infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and na tur al disasters; and other factors . We believe that the most significant risk factors that could affect our financial performance in the near - term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volum e; (3) competitors' actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Re sul ts of Operations and Financial Condition” in our 2018 Form 10 - K, filed with the Securities and Exchange Commission on February 27, 2019 and subsequen t quarterly reports on Form 10 - Q. The forward - looking statements included in this document are made only as of the date of this document, and we undert ake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-4 through A-8 to news release dated October 23, 2019).

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in this presentation:

- *Sales change ex. currency* refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina). Segment results are also adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.
- *Organic sales change* refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

- *Adjusted operating income* refers to income before taxes, interest expense, other non-operating expense, and other expense, net.
- *Adjusted operating margin* refers to adjusted operating income as a percentage of net sales.
- *Adjusted tax rate* refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as impacts related to the enactment of the TCJA and our U.S. pension plan termination, effects of certain discrete tax planning actions, and other items.
- *Adjusted net income* refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.
- *Adjusted net income per common share, assuming dilution (adjusted EPS)* refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

- *Free cash flow* refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for our cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com.

Third Quarter 2019 Financial Review and Analysis 4 October 23, 2019 Third Quarter Review Reported EPS of $1.71; adj. EPS (non - GAAP) of $1.66 ● Reported sales up 0.1%, including a negative 2.0% impact from currency translation ○ Organic sales change (non - GAAP) of 2.1% ● Reported operating margin up 40 bps ○ Adjusted operating margin (non - GAAP) improved 100 bps LGM delivered modest organic growth, with volumes improving relative to the first half of the year. Operating margin was strong, driven by restructuring and material re - engineering initiatives RBIS’ organic growth was solid, as continued strength in RFID more than offset a slowdown in the base; operating margin remained strong IHM delivered solid organic growth and strong margin expansion Revised high end of FY19 reported and adjusted EPS guidance ranges ● Incremental headwind from currency translation largely offset by stronger operational results and modestly lower tax rate

Third Quarter 2019 Financial Review and Analysis 5 October 23, 2019 Sales Trend Analysis * Totals may not sum due to rounding. 3Q18 4Q18 1Q19 2Q19 3Q19 Reported Sales Change 4.8% 1.9% (2.0%) (3.2%) 0.1% Organic Sales Change 6.1% 4.8% 2.4% 1.6% 2.1% Currency Translation (1.3%) (2.9%) (4.4%) (4.7%) (2.0%) Reported Sales Change* 4.8% 1.9% (2.0%) (3.2%) 0.1%

Third Quarter 2019 Financial Review and Analysis 6 October 23, 2019 Third Quarter Sales and Margin Analysis 3Q19 Reported Organic Sales Change : Label and Graphic Materials (0.8%) 1.2% Retail Branding and Information Solutions 2.1% 4.1% Industrial and Healthcare Materials 1.4% 3.7% Total Company 0.1% 2.1% Reported Adjusted (Non - GAAP) 3Q19 3Q18 3Q19 3Q18 Operating Margin : Label and Graphic Materials 13.4% 12.8% 13.5% 12.3% Retail Branding and Information Solutions 11.2% 10.6% 11.5% 11.4% Industrial and Healthcare Materials 10.4% 9.2% 11.0% 9.2% Total Company 11.3% 10.9% 11.7% 10.7%

Third Quarter 2019 Financial Review and Analysis 7 October 23, 2019 LABEL AND GRAPHIC MATERIALS ● Reported sales of $1.19 bil., down 0.8% ○ On organic basis, sales up 1.2%, as volume/mix improved modestly • Label and Packaging Materials up low - single digits • Combined Graphics and Reflective Solutions up low - single digits ● Reported operating margin increased 60 basis points to 13.4%, reflecting benefit from productivity initiatives, including restructuring and material re - engineering, partially offset by higher restructuring charges, net of reversals, and increased employee - related costs ○ Adjusted operating margin up 120 basis points to 13.5% Third Quarter Segment Overview

Third Quarter 2019 Financial Review and Analysis 8 October 23, 2019 RETAIL BRANDING AND INFORMATION SOLUTIONS ● Reported sales of $407 mil., up 2.1% ○ On organic basis, sales up 4.1%, driven primarily by continued strength in RFID • RFID solutions up more than 20% ● Reported operating margin increased 60 basis points to 11.2%, as productivity, higher volume, and lower restructuring charges more than offset higher employee - related costs and growth - related investments ○ Adjusted operating margin increased 10 basis points to 11.5% INDUSTRIAL AND HEALTHCARE MATERIALS ● Reported sales of $170 mil., up 1.4% ○ Sales up 3.7% on organic basis, driven by a low - to - mid single digit increase in industrial categories and a high - single digit increase in healthcare categories ● Reported operating margin up 120 basis points to 10.4%, as the benefits from higher volume/mix and productivity more than offset higher restructuring charges and employee - related costs ○ Adjusted operating margin increased 180 basis points to 11.0% Third Quarter Segment Overview (cont.)

Third Quarter 2019 Financial Review and Analysis 9 October 23, 2019 Adjusted EPS (non - GAAP) $6.50 – $6.60 Contributing Factors to 2019 Results $6.50 – $6.65 Previous Updated 2019 EPS Guidance ● Reported sales change of (1.4)% to (1.1)% (previously (0.5)% to 0%) including a 3.4 point headwind from currency translation at recent rates ○ O rganic sales growth of 2.0% to 2.3% (previously 2.0% to 2.5%) ● Currency translation headwind to operating income of ~$37 mil., assuming recent rates (previously ~$28 mil.) ● Savings of ~$50 mil. from restructuring actions, net of transition costs (previously $45 mil. to $50 mil .) ● Adjusted tax rate in the mid - twenty percent range ● Interest expense of $75 mil. to $80 mil. ● Fixed and IT capital spend of $270 mil. to $280 mil. ● Average shares outstanding (assuming dilution) of ~85 mil. (previously 84.5 mil. to 85.0 mil.) Add Back : Est. pension settlement charges (largely in Q1) Est. restructuring charges and other items Reported EPS $3.15 – $3.25 $3.15 – $3.30 ~$0.20 ~$3.15 ~$0.20 ~$3.15

Third Quarter 2019 Financial Review and Analysis 10 October 23, 2019 © 2017 Avery Dennison Corporation. All rights reserved.